AMENDMENT TO THE CUSTODIAN AGREEMENT

     THIS AMENDMENT, dated as of June 30, 2001, between U.S. GLOBAL ACCOLADE FUNDS, a Massachusetts Business Trust with one or more series of shares (the "Trust"), and an open-end management investment company registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of each of the portfolios listed on Appendix A hereto as the same may be amended from time to time (each a "Fund" and collectively the "Funds"), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&CO. or the CUSTODIAN), amends the Custodian Agreement by and between the parties dated as of November 1, 1997 (the "Custodian Agreement").

                           W I T N E S S E T H:

     WHEREAS, the Fund has employed BBH&Co. to act as custodian for the Fund and to provide related services, all as provided in the Custodian Agreement;

     WHEREAS, the SEC has promulgated Rules 17f-5 and 17f-7 under the 1940 Act which establish rules regarding the Fund's Investments held outside the United States at Subcustodians or through Securities Depositories; and

     WHEREAS, BBH&CO is willing to provide services in connection with such Rules in accordance with the terms of this Amendment to the Custodian Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and BBH&Co. hereby agree, as follows:

1. That Section 7 of the Custodian Agreement shall be amended and restated in its entirety as follows:

     "7. Subcustodians and Securities Depositories. The Trust hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of a Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or clearing agency), notwithstanding any provisions of this Amendment to the Custodian Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Proper Instructions.

               7.1 Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of a Fund in any Securities Depository in the United States, including The Depository Trust Company, provided such depository meets applicable requirements of the Federal Reserve Bank or of the SEC. The Custodian may, at any time and from time to time, appoint any bank as defined in
          Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of a Fund as a Subcustodian for purposes of holding Investments of a Fund in the United States.

               7.2 Foreign Subcustodians and Securities Depositories. Unless instructed otherwise by the Trust, the Custodian may deposit and/or maintain Foreign Assets of the Fund in any non-U.S. Securities Depository provided that the Custodian has determined that such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the SEC is exempted therefrom. Prior to the time that securities are placed with such depository, the Custodian shall have prepared an analysis of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 7.2.3 of this Section. Additionally, the Custodian may, in accordance with the terms of the 17f-5 Delegation Schedule to this Agreement together with any amendments thereto at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the SEC is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of a Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to approval of the Fund in accordance with Subsections 7.2.1 and 7.2.2 hereof, and use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 7.2.3 hereof. A Proper Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

               7.2.1. Board Approval of Foreign Subcustodians. Unless and except to the extent that the Board has delegated to, and the Custodian has accepted delegation of, review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 7.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Foreign Assets of the Fund, obtain written confirmation of the approval of the Board of Trustees of the Trust with respect to (a) the identity of a Subcustodian, and (b) the subcustodian agreement which shall govern such appointment, such approval to be signed by an authorized person.

               7.2.2. Delegation of Board Review of Subcustodians. The Custodian's duties and obligations with respect to the review of Subcustodians and subcustodian contracts will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

               7.2.3. Monitoring and Risk Assessment of Non-U.S. Securities Depositories. Prior to the placement of any assets of a Fund with a non-U.S. Securities Depository, the Custodian: (a) shall determine that the non-U.S. Securities Depository is an Eligible Securities Depository; (b) shall provide to the Fund or its Investment Adviser an assessment of the custody risks associated with maintaining assets within such Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A); and (c) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment Adviser of any material changes in such risk in accordance with rule 17f-7(a)(1)(i)(B) or the qualification of such Securities Depository as an Eligible Securities Depository. In performing its duties under this subsection, the Custodian shall exercise reasonable care, prudence and diligence and consistent with the exercise of reasonable care, prudence and diligence may reasonably rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care, prudence and diligence. The risk assessment shall be provided to the Fund or its Investment Adviser by such means as the parties shall agree. Advice of material change in such assessment may be provided by the Custodian in the manner established as customary between the Trust and the Custodian for transmission of material market information.

               7.3 Responsibility for Subcustodians. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed Investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such Investment is to be acquired, the Custodian shall so notify the Trust and, upon receipt of Proper Instructions, appoint any person designated by the Trust in such instruction to hold such security or other asset. In the absence of such Proper Instructions, the security or Foreign Asset may be left at its settlement location or moved to another agent for the purpose of safekeeping, provided that the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

     In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the Trust of such claim. No more than thirty
(30) calendar days after written notice to the Trust of the Custodian's intention to make such payment, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian or any Subcustodian.

     The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent shall not relieve the Custodian of any of its responsibilities under this Agreement. The Custodian shall be responsible for the actions of any Agent other than a Subcustodian as if it performed such action itself.

     Except as provided in the last sentence of this Paragraph, the Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. The liability of the Custodian in respect of the countries and Subcustodians listed on the Global Custody Network listing and such countries and Subcustodians which the Custodian may from time to time designate, shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Subcustodian."

2. In addition, that the definitions under Section 2 of the Custodian Agreement shall be amended with the additional modification of the following:

     "FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by
     Section 2(a)(50) of the 1940 Act.

     GLOBAL CUSTODY NETWORK LISTING shall mean the Countries and Subcustodians approved for Investments in non-U.S. Markets.

     SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a non-U.S. Securities Depository, meets the definition of Rule 17f-7 under the 1940 Act, and (ii) if a domestic Securities Depository, meets the definition of Rules 17f-4 and 17f-7 under the 1940 Act.

     ELIGIBLE FOREIGN CUSTODIAN means an entity that is incorporated or organized under the laws of a country other than the United States and that is a Qualified Foreign Bank (as defined herein) or a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined herein) or bank-holding company.

     FOREIGN ASSETS means any Investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonable necessary to effect the Fund's transactions in those Investments.

     FOREIGN CUSTODY MANAGER means a Fund's board of trustees or any person serving as the board's delegate under paragraphs (b) or (d) of Rule 17f-5.

     QUALIFIED FOREIGN BANK means a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government.

     U.S. BANK means an entity that is:

     (i)  A banking institution organized under the laws of the United States;

     (ii) A member bank of the Federal Reserve System;

     (iii) Any other banking institution or trust company organized under the laws of any state or of the United States, whether incorporated or not, doing business under the laws of any state or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by state or federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of Rule 17f-5;

     (iv) A receiver, conservator, or other liquidating agent of any institution or firm included in paragraphs (i), (ii), or (iii) above; or

     (v)  A banking institution in accordance with Section 17(f) of the 1940
          Act."

3. All defined terms used herein shall have the meaning given in the Custodian Agreement as amended by this Amendment.

4. Other than as amended and appended hereby, all terms and provisions of the Custodian Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

5. By signing below, the Trust ratifies and affirms that all of its representations and warranties set forth in the Custodian Agreement each remain true and correct as of the date hereof.

6. Upon receipt by the Custodian of a fully executed copy of this Amendment, this Amendment shall be deemed to be executed as an instrument under seal and governed by such laws as provided in Section 14.6 of the Custodian Agreement. This Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

     U.S. GLOBAL ACCOLADE FUNDS


     By:/s/ Frank E. Holmes
        -----------------------
     Name:   Frank E. Holmes
     Title:  Chief Executive Officer


     BROWN BROTHERS HARRIMAN & CO.


     By: /s/ Susan C. Livingston
         -----------------------
     Name:   Susan C. Livingston
     Title:  Partner

                                APPENDIX A

                               List of Funds

                         17f-5 DELEGATION SCHEDULE

     By its execution of this Delegation Schedule as of June 30, 2001, U.S. GLOBAL ACCOLADE FUNDS (the "Trust"), a Massachusetts Business Trust with one or more series of shares, and an open-end management investment company registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 as amended (the "1940 Act"), on behalf of each of the portfolios listed on Appendix A hereto as the same may be amended from time to time (each a "Fund" and collectively the "Funds"), acting through its Board of Trustees or its duly authorized representative, hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate") as its delegate to perform certain functions with respect to the custody of the Funds' Assets.

     WHEREAS, the Trust has appointed the Delegate as Custodian of the Trust's Property in a Custodian Agreement dated as of November 1, 1997 by and between the Delegate and the Trust (as amended, the "Custodian Agreement");

     WHEREAS, the Board of Trustees of the Trust (the "Board") wishes to implement arrangements under Rule 17f-5 of the 1940 Act for the safekeeping of Foreign Assets;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Delegate agree as follows. Capitalized terms which are not defined in Section 12 of this Delegation Schedule shall have the meanings ascribed to them in the Custodian Agreement.

1. Maintenance of Funds' Assets Abroad. Delegate may place and maintain the Funds' Foreign Assets in the countries listed on the Global Custody Network Listing hereto only pursuant to Proper Instructions under the terms of the Custodian Agreement and in accordance with this Delegation Schedule. The Global Custody Network Listing may be amended upon the mutual written agreement of the parties. With respect to amendments to the Global Custody Network Listing, the Trust acknowledges that, depending on the conditions in the particular country, advance notice may be required before the Delegate is able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country).


2. Appointment. Pursuant to the provisions of Rule 17f-5, the Trust hereby appoints the Delegate as "Foreign Custody Manager" as defined under Rule 17f-5 and the Delegate hereby accepts such appointment and agrees to perform, only those duties set forth in this Delegation Schedule concerning the safekeeping of each Fund's Foreign Assets in each of the countries set forth in the Global Custody Network Listing, as amended from time to time, in accordance with
Section 1of this Delegation Schedule. The Delegate is hereby authorized to take such actions as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause a Fund's Foreign Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith.

3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Trust's foreign custodial arrangements:

          (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Delegation Schedule and the requirements of Rule 17f-5, the Delegate shall place and maintain a Fund's Foreign Assets with an Eligible Foreign Custodian in accordance with the Global Custody Network Listing PROVIDED that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets, including, without limitation:

               (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

               (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Foreign Assets including, but not limited to, the adequacy of the Eligible Foreign Custodian's capital with regard to protecting a Fund's assets against the risk of loss due to such Eligible Foreign

          Custodian's insolvency;

               (iii) The Eligible Foreign Custodian's general reputation and standing; and

               (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's consent to services of process in the United States, appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determinations to the best of its knowledge and belief based only on information reasonably available to it in accordance with the standard of care set forth in Section 8 of this Delegation Schedule.

          (b) Contract Administration. For each Eligible Foreign Custodian selected by the Delegate pursuant to this Section 3, the Delegate shall enter into a written contract governing each Fund's foreign custody arrangements. The Delegate shall determine that each such written contract with an Eligible Foreign Custodian provides reasonable care for the Fund's Foreign Assets based on the standard of care specified in subsection (a) of this Section 3. Each written contract with an Eligible Foreign Custodian shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

               (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust will be adequately protected against the risk of loss of a Fund's Foreign Assets held in accordance with such contract;

               (ii) That each Fund's Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except, a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws;

               (iii) That beneficial ownership of each Fund's Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

               (iv) That adequate records will be maintained by the Eligible Foreign Custodian identifying each Fund's Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

               (v) That the Trust's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of those records; and

               (vi) That the Trust will receive sufficient and timely periodic reports with respect to the safekeeping of each Fund's Foreign Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing assets held for the benefit of a Fund.

     Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for each Fund's Foreign Assets as the specified provisions, in their entirety.

          (c) LIMITATION TO DELEGATED SELECTION. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule. Nothing in this Delegation Schedule shall require the Delegate to consider Country Risk as part of its duties under this
     Section 3.

4. MONITORING. In addition to determining the appropriateness of placing a Fund's Foreign Assets in accordance with Section 3(a) of this Delegation Schedule and monitoring the continuing appropriateness of the contract governing a Fund's foreign custody arrangements in accordance with Section 3(b) of this Delegation Schedule, the Delegate shall establish and maintain a system to continuously monitor: (i) the appropriateness of maintaining Foreign Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule; (ii) each such Eligible Foreign Custodian's continuing compliance with the standards set forth in Rule 17f-5 and this Delegation Schedule; and (iii) material changes to the Trust's foreign custody arrangements, as defined in Section 6 below (the "Monitoring System").

5. REPORTING. The Delegate shall provide to the Board and the Trust's Investment Adviser written reports specifying placement of a Fund's Foreign Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule; and of any material changes in a Fund's foreign custody arrangements effected by the Delegate pursuant to Section 3, including, but not limited to: (i) any withdrawal of a Fund's Foreign Assets under Section 6 of this Delegation Schedule, (ii) any event that may adversely and materially affect an Eligible Foreign Custodian's financial or operational strength, (iii) a change in control of an Eligible Foreign Custodian, (iv) the failure of an Eligible Foreign Custodian to comply with the standards in Rule 17f-5 or its contract governing the Trust's foreign custody arrangements; and (v) a material change in any information provided to the Board regarding the Delegate's expertise in foreign custody issues and risks, the Delegate's use of third-party experts to perform its foreign custody responsibilities, the Board's ability to monitor the Delegate's performance, the Delegate's financial strength or its ability to indemnify the Trust; the Delegate's inability to perform its duties in accordance with any standard of care under this Delegation Schedule or any notice with respect to information regarding prevailing Country Risk provided to the Board and/or the Investment Adviser under Section 17 of this Delegation Schedule. Such reports shall be provided to the Board at its regularly scheduled meeting next following the event being reported, or more frequently as requested by the Board, provided that, if the Delegate determines that any matter should be reported sooner, it shall promptly, following the occurrence of the event, direct such report to the Fund's President for forwarding to the Board. The Delegate will prepare such reports with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed to with respect to the particular situation. Nothing in this Section shall limit the Delegate's duty to report the location of a Fund's Foreign Assets as part of its normal reporting under the Custodian Agreement whether or not they have been placed by the Delegate pursuant to Section 3 of this Delegation Schedule.

     At least annually, the Delegate shall provide to the Trust a written statement as may be reasonably required to document its compliance with the terms of this Delegation Schedule as well as information regarding the following factors: (i) the Delegate's expertise in foreign custody issues and risks; (ii) the Delegate's use of third-party experts to perform its foreign custody responsibilities; (iii) the Board's ability to monitor the Delegate's performance; and (iv) the Delegate's financial strength and its ability to indemnify the Trust if necessary.

6. WITHDRAWAL OF FUND'S ASSETS. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under
Section 3 of this Delegation Schedule no longer meets the requirements of said Section, the Delegate shall promptly notify the Trust of such fact and shall withdraw the Foreign Assets from the non-complying arrangement and make arrangements for the custody of such Foreign Assets with a successor Eligible Foreign Custodian in accordance with the terms of this Delegation Schedule as soon as reasonably practicable; PROVIDED, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of a Fund's Foreign Assets or would materially impair the liquidity, value or other investment characteristics of a Fund's Foreign Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Proper Instructions with respect to such liquidation or other withdrawal.

7. DIRECTION AS TO ELIGIBLE FOREIGN CUSTODIAN. Notwithstanding this Delegation Schedule, the Trust acting through its Board, its Investment Adviser, or its authorized representative, may direct the Delegate to place and maintain the Fund's Foreign Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Delegate will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those included under Section 16 of this Delegation Schedule and that it may undertake specifically in writing with respect to each particular instance.

8. STANDARD OF CARE. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping of a Fund's Foreign Assets would exercise. The Delegate agrees to promptly notify the Board and the Trust's Investment Adviser if, at any time, the Delegate believes it cannot perform its duties hereunder in accordance with the foregoing standard of care.

9. REPRESENTATIONS. The Delegate hereby represents and warrants that it is a U.S.

Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate and that the Delegate has established and agrees to maintain during the term of this Delegation Schedule, the Monitoring System.

     The Trust hereby represents and warrants that this Delegation Schedule has been duly authorized, executed and delivered by the Trust and is a legal, valid and binding agreement of the Trust.

10. EFFECTIVENESS; TERMINATION. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 90th calendar day after the date of delivery or mailing of such notice (or such other period as may be agreed between the parties). The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. NOTICES. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. DEFINITIONS. Capitalized terms in this Delegation Schedule have the following meanings:

     a. COUNTRY RISKS - means the systemic risks arising from holding assets in a particular country, including, those arising from a country's financial infrastructure, prevailing custody and settlement practices, expropriation, nationalization or other governmental actions, and laws applicable to the safekeeping and recovery of assets held in custody in such country.

     b. ELIGIBLE FOREIGN CUSTODIAN - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

     c. FOREIGN ASSETS - shall have the meaning set forth in Rule 17f-5(a)(2) of the 1940 Act.

     d. PROPER INSTRUCTIONS - shall have the meaning set forth in the Custodian Agreement.

     e. SECURITIES DEPOSITORY - shall have the meaning set forth in Rule 17f-7(b)(1) of the 1940 Act.

     f. U.S. BANK - shall have the meaning set forth in Rule 17f-5(a)(7) of the 1940 Act and Section 17(f) of the 1940 Act.

13. GOVERNING LAW AND JURISDICTION. This Delegation Schedule shall be construed in accordance with the federal laws of the United States and to the extent not governed thereby, the laws of the Commonwealth of Massachusetts. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or the state courts of New York or Massachusetts.

14. FEES. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. INTEGRATION. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. This Delegation Schedule constitutes the entire agreement between the Fund and Delegate with respect to the subject matter hereof. Accordingly, this Delegation Schedule supercedes the Foreign Custody Manager Delegation Agreement heretofore in effect. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the

Custodian Agreement. In the event of a conflict between the terms of this Delegation Schedule and the Custodian Agreement, the terms of this Delegation Schedule shall control with respect to the services covered herein.

16. PROVISION OF INFORMATION. The Delegate agrees to provide annually to the Trust or a Fund's Investment Adviser, such information as is specified in Appendix 1 hereto, as may be amended from time to time by the parties. With respect to each Eligible Foreign Custodian employed by the Trust pursuant to
Section 7 herein, the Delegate agrees to provide the Trust or its Investment Adviser, any information it possesses regarding Country Risk or the risks associated with placing or maintaining Foreign Assets with the Eligible Foreign Custodian. The Delegate shall be responsible to use reasonable care in the gathering of such information but shall not be deemed to warranty the completeness or specific accuracy of such information. The Delegate agrees to promptly notify the Board or the Fund's Investment Adviser at any time that the Delegate becomes aware of a material change to the information provided hereunder or if the Delegate learns that any information previously provided is incomplete or inaccurate.

17. LIMITATION OF LIABILITY; SATISFACTION OF CLAIMS. The Delegate shall be responsible under this Delegation Schedule for any direct loss, claim, damage or liability incurred or suffered by the Trust or its officers, directors, employees or agents that results from the Delegate's failure to exercise any standard of care set forth in this Delegation Schedule, or the Delegate's willful misfeasance or bad faith in the performance of its duties under this Delegation Schedule. The Delegate shall indemnify and hold the Trust harmless from and against any and all direct claims, costs, expenses (including attorney's fees), losses, damages, charges, payments and liabilities of any sort or kind (excluding consequential, special or punitive damages) which may be asserted against the Trust, or for which the Trust may be held liable in connection with the Delegate's performance hereunder (a "Claim"), unless such Claim resulted from bad faith or gross negligence by the Trust in performance of its duties and obligations hereunder. Notwithstanding the foregoing, the Delegate shall not be liable for any loss, claim, damage or liability arising as a result of any acts of God, earthquakes, fires, flood, storms or other disturbances of nature, strikes, riots, nationalization, expropriation, currency restrictions or revaluations, investment or repatriation restrictions, imposition of taxes or changes in applicable laws, acts of war, civil war or terrorism, insurrection, the interruption, loss or malfunction of utilities, transportation or computers and computer facilities, the unavailability of energy sources and other similar happenings or events that are not within Delegate's reasonable control. Nothing in this Section 17 shall be deemed to preclude the Trust or other party from pursuing any rights it may have in law and equity.

     The Delegate agrees that claims made against each Fund respectively under this Delegation Schedule shall be satisfied only from assets of such Fund, and not from the assets of any separate Fund held hereunder; that any person executing this Delegation Schedule has executed it on behalf of the Trust and not individually, and that the obligations of the Trust arising out of this Delegation Schedule are not binding upon such person or the Trust's shareholders individually, but binding upon the Property and other assets of the Trust; that no shareholders, trustees directors or officers of the Trust may be held personally liable or responsible for any obligations of the Trust arising out of this Delegation Schedule.

18. MOST FAVORED CLIENT. If at any time the Delegate shall be a party to an agreement to serve as "Foreign Custody Manager" (as defined in Rule 17f-5(a)(2) of the 1940 Act) to an investment company, that provides for either: (a) a standard of care with respect to the selection of Eligible Foreign Custodians in any jurisdiction higher than that set forth in Section 3 of this Delegation Schedule or (b) a standard of care with respect to exercise of the Delegate's duties other than that set forth in Section 8 of this Delegation Schedule, the Delegate agrees to notify the Trust of this fact and to raise the applicable standard of care hereunder to the standard specified in such other agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Delegation Schedule to be duly executed as of the date first above written.


     U.S. ACCOLADE FUNDS

     By:/s/ Frank E. Holmes
        ------------------------
     Name:  Frank E. Holmes
     Title: Chief Executive Officer

     BROWN BROTHERS HARRIMAN & CO.

     By: /s/ Susan C. Livingston
        ------------------------
     Name:  Susan C. Livingston
     Title: Partner

             FUNDS TRANSFER SERVICES SCHEDULE TO CUSTODIAN AGREEMENT

1. EXECUTION OF PAYMENT ORDERS. Brown Brothers Harriman & Co. (the Custodian) is hereby instructed by U. S. GLOBAL ACCOLADE FUNDS (the Company) to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in the Company's name as sender and authorized and confirmed by an authorized person as described in a Custodian Agreement dated as of November 1, 1997 by and between the Custodian and the Company, as amended or restated from time thereafter (the Agreement), provided that the Company has sufficient available funds on deposit in a Principal Account as defined in the Agreement and provided that the order (i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Company as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Company or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of the Company or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.

2. SECURITY PROCEDURE. The Company hereby elects to use the procedure selected below as its security procedure (the Security Procedure). The Security Procedure will be used by the Custodian to verify the authenticity of a payment order or a communication amending or canceling a payment order. The Custodian will act on instructions received provided the instruction is authenticated by the Security Procedure. The Company agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by the Company to the Custodian, (ii) all of the security procedures offered to the Company by the Custodian, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to the Custodian. The Company hereby elects (please choose one) the following Security Procedure as described below:

     [X] BIDS AND BIDS WORLDVIEW PAYMENT PRODUCTS. BIDS and BIDS Worldview Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Company shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. The Custodian will act on instructions received through BIDS without duty of further confirmation unless the Company notifies the Custodian that its password is not secure.


     [ ] SWIFT. The Custodian and the Company shall comply with SWIFT's authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

     [ ] TESTED TELEX. The Custodian will accept payment orders sent by tested telex, provided the test key matches the algorithmic key the Custodian and Company have agreed to use.

     [ ] COMPUTER TRANSMISSION. The Custodian is able to accept transmissions sent from the Company's computer facilities to the Custodian's computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol between the Custodian and the Company.

     [X] TELEFAX INSTRUCTIONS. A payment order transmitted to the Custodian by telefax transmission shall transmitted by the Company to a telephone number specified from time to time by the Custodian for such purposes. If it detects no discrepancies, the Custodian will then either:

               1. If the telefax requests a repetitive payment order, the Custodian may call the Company at its last known telephone number, request to speak to the Company or Authorized Person, and confirm the authorization and the details of the payment order (a "Callback"); or

               2. If the telefax requests a non-repetitive order, the Custodian will perform a Callback.

          All faxes must be accompanied by a fax cover sheet which indicates the sender's name, company name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

     [ ] TELEPHONIC. A telephonic payment order shall be called into the Custodian at the telephone number designated from time to time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the payment order data from the caller. The Custodian shall then:

               1. If a telephonic repetitive payment order, the Custodian may perform a Callback; or

               2. If a telephonic non-repetitive payment order, the Custodian will perform a Callback.

(sbm)[X]  BRAIDS
(dl)
     In the event the Company chooses a procedure which is not a Security Procedure as described above, the Company agrees to be bound by any payment order (whether or not authorized) issued in its name and accepted by the Custodian in compliance with the procedure selected by the Company.

3. REJECTION OF PAYMENT ORDERS. The Custodian shall give the Company timely notice of the Custodian's rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable payment order and fails to give the Company notice of the Custodian's non-execution, the Custodian shall be liable only for the Company's actual damages and only to the extent that such damages are recoverable under UCC 4A (as defined in Paragraph 7 below). Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential or special damages under this Funds Transfer Services Schedule, whether or not such damages relate to services covered by UCC 4A, even if the Custodian has been advised of the possibility of such damages. Whenever compensation in the form of interest is payable by the Custodian to the Company pursuant to this Funds Transfer Services Schedule, such compensation will consist of interest payable in accordance with UCC 4A.

4. CANCELLATION OF PAYMENT ORDERS. The Company may cancel a payment order but the Custodian shall have no liability for the Custodian's failure to act on a cancellation instruction unless the Custodian has received such cancellation instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian's execution of the order. Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5. RESPONSIBILITY FOR THE DETECTION OF ERRORS AND UNAUTHORIZED PAYMENT ORDERS. Except as may be provided, the Custodian is not responsible for detecting any Company error contained in any payment order sent by the Company to the Custodian. In the event that the Company's payment order to the Custodian either
(i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. The Custodian shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless the Company so notifies the Custodian within thirty
(30) business days following the Company's receipt of notice that such payment order had been processed. If a payment order in the name of the Company and accepted by the Custodian was not authorized by the Company, the liability of the parties will be governed by the applicable provisions of UCC 4A.

6. LAWS AND REGULATIONS. The rights and obligations of the Custodian and the Company with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the Company.

7. MISCELLANEOUS. All accounts opened by the Company or its authorized agents at the Custodian subsequent to the date hereof shall be governed by this Funds Transfer Schedule. All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto.

8. INDEMNIFICATION. The Custodian does not recommend the sending of instructions by telefax or telephonic means as provided in Paragraph 2. BY ELECTING TO SEND INSTRUCTIONS BY TELEFAX OR TELEPHONIC MEANS, THE COMPANY AGREES TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM.

                  ---------------------------------------------

OPTIONAL: The Custodian will perform a Callback if instructions are sent by telefax or telephonic means as provided in Paragraph 2. THE COMPANY MAY, AT ITS OWN RISK AND BY HEREBY AGREEING TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL

LOSSES THEREFROM, ELECT TO WAIVE A CALLBACK BY THE CUSTODIAN BY INITIALLING HERE:____

                  ---------------------------------------------

Accepted and agreed:

BROWN BROTHERS HARRIMAN & CO.      U.S. GLOBAL ACCOLADE FUNDS



By: /s/ Susan Livingston           By: /s/ Frank E. Hollmes
    ------------------------           ------------------------
Name:  Susan Livingston            Name:  Frank E. Holmes
Title: Partner                     Title: Chief Executive Officer
Date:  July 19, 2001               Date:  July 12, 2001

                                   APPENDIX 1
                       INFORMATION REGARDING COUNTRY RISK

1. To aid the Trust or its delegate in its consideration of Country Risks, the Delegate shall furnish the Trust annually and upon the initial placement of Foreign Assets into a country, the following information:

     a. Opinions of local counsel concerning whether applicable foreign law would restrict the: (i) access afforded the Trust's independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country; (ii) the Trust's ability to recover its Foreign Assets in the event of bankruptcy of an Eligible Foreign Custodian that country; or (iii) the Trust's ability to recover Foreign Assets that are lost while under the control of an Eligible Foreign Custodian located in that country.

     b. Written information concerning (i) the likelihood of expropriation, nationalization, freezes, or confiscation of the Trust's Foreign Assets and (ii) whether difficulties in converting the Trust's cash and cash equivalents to U.S. dollars are foreseeable.

     c. A MARKET PRACTICE MANUAL with respect to the following topics: (i) securities regulatory environment; (ii) foreign ownership restrictions; (iii) foreign exchange; (iv) securities settlement and registration; and (v) taxation.

2. To aid the Trust in monitoring Country Risk, the Delegate shall furnish the Trust with the following information: GLOBAL UPDATES, including with respect to changes in the information contained in the above MARKET PRACTICE MANUAL.